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NEWS RELEASE                           Contact: Bryan M. DeCordova
FOR IMMEDIATE RELEASE                  Executive Vice President -
                                       Chief Financial Officer
                                       (972) 409-1581

                                       Christopher J. Holland
                                       Vice President - Finance
                                       (972) 409-1667


                MICHAELS STORES, INC. SETS ANNUAL MEETING DATE

IRVING, Texas -March 22, 2002 - Michaels Stores, Inc. (NYSE: MIK) announced today that it will hold its 2002 Annual Meeting of Stockholders on June 20. The record date for the meeting has been fixed as April 26, 2002. Proposals of stockholders intended to be considered for inclusion in the Company's proxy statement for the 2002 Annual Meeting must be in writing and received by the Company no later than April 1, 2002. The deadline for providing timely notice of matters that stockholders otherwise desire to be presented at the 2002 Annual Meeting without inclusion in the proxy statement is also April 1, 2002. Proposals and notices should be mailed to: Michaels Stores, Inc., 8000 Bent Branch Dr., Irving, TX 75063 or P.O. Box 619566, DFW, TX 75261-9566 and addressed to the Secretary of the Company.

    Michaels Stores, Inc. (www.michaels.com) is the world's largest retailer of arts, crafts, framing, floral, decorative wall decor and seasonal merchandise for the hobbyist and do-it-yourself home decorator. The Company owns and operates 708 Michaels stores in 48 states and Canada, 142 Aaron Brothers stores, located primarily on the West Coast, and 1 wholesale operation in Dallas, Texas.

This press release is also available on the Michaels Stores, Inc. web site (www.michaels.com).








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8000 BENT BRANCH DRIVE - IRVING, TEXAS 75063
972/409-1300